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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-51309 of Sempra Energy on Form S-3 of our reports dated March 28, 2000 and February 4, 2000 (February 25, 2000 as to Note 17), appearing and incorporated by reference in the Annual Report on Form 10-K of Sempra Energy for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



DELOITTE & TOUCHE LLP


San Diego, California
September 22, 2000